UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 14, 2025

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)
001-41342	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/100th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series A	FRMEP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

On or about February 14, 2025, First Merchants Corporation, through its trustee, distributed notice of redemption of all $30,000,000 in principal amount of its 4.75% Fixed-to-Floating Subordinated Notes Due 2029, dated December 18, 2019 (the "Subordinated Notes"). The redemption is permitted under the optional redemption provisions of the Subordinated Notes and will occur on March 18, 2025, the next interest payment date. Following the redemption, no principal amount will remain outstanding related to these Subordinated Notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Michele M. Kawiecki Michele M. Kawiecki Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: February 14, 2025